Exhibit 99.1

Noble Corporation Dorfstrasse 19a 6340 Baar Switzerland

PRESS RELEASE

NOBLE CORPORATION ANNOUNCES MANAGEMENT CHANGES

NAMES BERNIE G. WOLFORD SENIOR VICE PRESIDENT—OPERATIONS

ZUG, Switzerland, February 6, 2012—Noble Corporation (NYSE: NE) today announced that Bernie G. Wolford has been named to the position of Senior Vice President—Operations. Wolford will be responsible for increasing Noble’s organizational capabilities, advancing the Company’s culture of safety and ensuring operational excellence throughout the Noble fleet. Wolford will report to David W. Williams, Chairman, President and Chief Executive Officer.

“Bernie is a results driven professional, with a proven track record of exceeding goals,” said Mr. Williams. “I am confident of his ability to offer strategic direction and incorporate future needs into Noble’s organizational and operational objectives. Moreover, he has an exceptional ability for managing and leading people, as well as the capacity to enforce accountability, qualities essential to our continued success.”

Wolford previously served as Noble’s Vice President—Operational Excellence, where he was instrumental in the development and implementation of programs addressing Noble’s subsea operations, as well as the development of programs designed to improve safety and operational integrity. He initially joined Noble through the Transworld acquisition in 1991 and has held Division Manager positions in both the Middle East and Brazil divisions. He earned a bachelor of science degree in mechanical engineering from Texas Tech University and he has more than 30 years of energy industry experience.

In his new role, Wolford succeeds D. E. “Don” Jacobsen, who will be heading a newly-created outreach program as Noble’s Senior Vice President – Industry and Government Affairs. Jacobsen, who currently serves on the senior advisory committee to U.S. Secretary of the Interior Salazar, will advance Noble’s relationship worldwide with trade associations, elected officials and third-party organizations with interests in our industry.

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“We are fortunate to have Don in this challenging role at this critical time,” said Williams. “Decisions made today in Washington and by regulators in other nations will, for better or worse, greatly influence the health of our industry for years to come. In this new role, Don will bring his considerable industry expertise, academic credentials and industry insights to allow us to better communicate with these stakeholders.”

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 79 offshore drilling units (including five ultra-deepwater rigs and six jackup drilling rigs currently under construction), located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the Mediterranean, the North Sea, Brazil, West Africa and Asian Pacific. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.

This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements that involve certain risks, uncertainties and assumptions. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

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NC- 584

2/6/2012

For additional information, contact:

For Investors:	Jeffrey L. Chastain, Vice President – Investor Relations,
Noble Drilling Services Inc., 281-276-6383

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729